Exhibit 99.IND PUB ACCT

Exhibit (c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267555 on Form N-2 of our report dated November 21, 2022, relating to the financial statements and financial highlights of Tekla World Healthcare Fund (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended September 30, 2022.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 8, 2022